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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                 APRIL 29, 2005

                          ----------------------------


                           MARINE JET TECHNOLOGY CORP.
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other Jurisdiction of Incorporation or Organization)


       000-33297                                             88-0450923
(Commission File Number)                            (IRS Employer Identification
                                                                No.)

                    5804 E. SLAUSON AVE., COMMERCE, CA 90040
                         (Address of Principal Executive
                              Offices and zip code)

                                 (323) 725-5555
              (Registrant's telephone number, including area code)


                       936A BEACHLAND BOULEVARD, SUITE 13
                              VERO BEACH, FL 32963
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause Marine's and Antik Denim, LLC's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Marine's and Antik Denim, LLC's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Marine's and Antik Denim, LLC's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Marine undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On April 14, 2005, Marine Jet Technology Corp., a Nevada corporation ("Marine"), entered into an Exchange Agreement ("Exchange Agreement") with Antik Denim, LLC, a California limited liability company ("Antik"), the members of Antik (the "Antik Members"), and Keating Reverse Merger Fund, LLC ("KRM Fund"). The closing of the transactions contemplated by the Exchange Agreement (the "Closing") occurred on April 29, 2005. At the Closing, pursuant to the terms of the Exchange Agreement, Marine acquired all of the outstanding membership interests of Antik (the "Interests") from the Antik Members, and the Antik Members contributed all of their Interests to Marine. In exchange, Marine issued to the Antik Members 843,027 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Marine ("Preferred Shares"), which will be convertible into 708,984,875 shares of Marine's common stock ("Conversion Shares"). The issuance of the Preferred Shares and, upon conversion, the shares of Marine common stock underlying the Preferred Shares, to the Antik Members was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof.

         On April 29, 2005, Marine filed a press release announcing the Closing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

         At the Closing, Antik became a wholly-owned subsidiary of Marine.

         Except for the Exchange Agreement and the transactions contemplated by that agreement, neither Marine, nor its directors and officers, had any material relationship with Antik or any of the Antik Members.

         Marine is presently authorized under its Articles of Incorporation to issue 45,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Of the 5,000,000 shares of preferred stock authorized, 850,000 shares were designated as Series A Convertible Preferred Stock pursuant to a certificate of designations ("Certificate of Designations"), which was approved by Marine's board of directors, and filed with and accepted by, the Secretary of State of the State of Nevada prior to the Closing. As of the Closing, Marine had 28,122,570 shares of common stock issued and outstanding and 843,027 shares of Series A Convertible Preferred Stock issued and outstanding.

         Under the terms of the Exchange Agreement, all of the outstanding Interests were exchanged for 843,027 Preferred Shares. Each Preferred Share will be convertible into 841 shares of Marine's common stock (the "Conversion Rate"). The Preferred Shares will immediately and automatically be converted into shares of Marine's common stock (the "Mandatory Conversion") upon the approval by a majority of Marine's stockholders (voting together on an as-converted-to-common-stock basis), following the Closing, of an increase in the number of authorized shares of Marine's common stock from 45,000,000 to 75,000,000, and a 1 for 29 reverse stock split of Marine's outstanding common stock ("Reverse Split"). The Conversion Rate will be adjusted downward to account for the Reverse Split.

         The holders of Preferred Shares are entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each Preferred Share will carry a number of votes equal to the number of shares of common stock issuable in a Mandatory Conversion based on the then applicable Conversion Rate. As such, immediately following the Closing, the Antik Members owned 95.8% of the total combined voting power of all classes of Marine stock entitled to vote.

         Upon Mandatory Conversion of the Preferred Shares, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Antik Members will, in the aggregate, receive approximately 24,447,783 shares of Marine's common stock, representing 95.8% of the outstanding shares of Marine's common stock immediately following the Mandatory Conversion. The existing stockholders of Marine will, following the Mandatory Conversion and Reverse Split, own approximately 969,745 shares of Marine's common stock, representing 3.8% of the outstanding shares of common stock. Following the Closing, Marine also issued a finder approximately 102,079 shares of common stock on a post-Reverse Split basis, representing 0.4% of the outstanding shares of common stock.

         Accordingly, if the Mandatory Conversion and the Reverse Split occurred as of the date of this report, Marine's currently issued and outstanding Series A Convertible Preferred Stock (currently 843,027 shares) and common stock (currently 28,122,570 shares) would be converted into 24,447,783 and 969,745 shares of common stock, respectively, and would represent 95.8 % and 3.8%, respectively, of Marine's total common stock issued and outstanding.

         In connection with the Reverse Split, Marine's board of directors may, in its discretion, provide special treatment to certain Marine stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event Marine's board determines to provide such special treatment, Marine stockholders holding 2,900 or fewer shares of common stock but at least 100 shares of common stock will receive 100 shares of common stock after the Reverse Split, and persons holding less than 100 shares of common stock would not be affected. The terms and conditions of special treatment afforded to Marine stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Marine's board of directors.

         Effective as of the Closing, the following directors of Marine were appointed:

          NAME             AGE                      POSITION
----------------------     ---     ---------------------------------------------
Paul Guez                  60      Chairman, Chief Executive Officer, and
                                      President
David Weiner               48      Director designated by Mr. Guez
Kevin Keating              65      Director of Marine prior to the Closing, and
                                      designated following the Closing by KRM
                                      Fund

         Also effective as of the Closing, the existing officers of Marine resigned, and the following officers were appointed by the newly constituted Board of Directors:

          NAME             AGE                      POSITION
----------------------     ---     ---------------------------------------------
Paul Guez                  60      Chairman, Chief Executive Officer, and
                                      President
Elizabeth Guez             51      Chief Operating Officer
Patrick Chow               51      Chief Financial Officer and Secretary

         Additionally, effective as of the Closing, KRM Fund and each Antik Member have agreed to vote their shares of Marine's common stock to (i) elect Mr. Keating or such other person designated by KRM Fund from time to time (the "KRM Designate") to Marine's board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Paul Guez from time to time to fill any vacant position on the board of directors (other than KRM Designate), and (iii) approve the Reverse Split, an increase in Marine's authorized common stock from 45,000,000 to 75,000,000, a corporate name change, and a stock incentive plan.

          At the Closing, Marine entered into a financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, pursuant to which Keating Securities was compensated by Marine for its advisory services rendered to Marine in connection with the exchange transaction. The transaction advisory fee was $350,000, which fee was paid at Closing. The financial advisory agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

         Kevin R. Keating, Marine's sole officer and director prior to the exchange transaction, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, which was the majority stockholder of Marine prior to the exchange transaction, and Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of Marine's common stock owned by KRM Fund. Similarly, Keating Investments, LLC,

KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of Marine's common stock currently owned by Kevin R. Keating.

         On March 28, 2005, in its Current Report on Form 8-K dated March 24, 2005, Marine reported the execution of a letter of intent to acquire Antik. On April 15, 2005, in its Current Report on Form 8-K dated April 14, 2005, Marine reported the execution of the Exchange Agreement and included a copy of the Exchange Agreement therein as Exhibit 2.5. These Current Reports are hereby incorporated by reference. Additionally, on April 19, 2005, Marine filed an Information Statement on Schedule 14f-1 reporting the proposed acquisition of Antik and the pending change of control of Marine at the Closing.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         The issuance of the Preferred Shares and, upon conversion, the shares of Marine common stock underlying the Preferred Shares, to the Antik Members was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. Marine made this determination based on the representations of the Antik Members which included, in pertinent part, that such members were
"accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such members were acquiring the Preferred Shares, and the shares of Marine's common stock underlying the Preferred Shares, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the Preferred Shares, and the shares of Marine's common stock underlying the Preferred Shares, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

         In the event of any liquidation, dissolution or winding up of Marine, the assets of Marine available for distribution to shareholders will be distributed among the holders of Preferred Shares and the holders of any other class of equity securities of Marine, including its common stock, pro rata, on an as-converted-to-common-stock basis, after the payment to the holders of Preferred Shares of a di minimus par value amount.

         The holders of Preferred Shares are entitled to dividends in the event that Marine pays cash or other dividends in property to holders of outstanding shares of its common stock, which dividends would be made pro rata, on an as-converted-to-common-stock basis.

         The Conversion Rate applicable to the Preferred Shares is subject to adjustment from time to time in the event of any stock dividend, stock split, reverse stock split, reorganization or other corporate event affecting the outstanding capital stock of Marine (including the Reverse Split).

         During any period in which the Preferred Shares are outstanding, Marine is not permitted to, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Preferred Shares, voting as a separate class:

         - create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Series A Convertible Preferred Stock.

         -        directly   or   indirectly,   alter  or  change  the   rights,
                  preferences   or   privileges  of  the  Series  A  Convertible
                  Preferred Stock.

         - amend Marine's Articles of Incorporation in a manner that materially adversely affects the rights, preferences or privileges of the holders of the Series A Convertible Preferred Stock.

         - increase or decrease the authorized number of shares of preferred stock of Marine as a whole;

         -        liquidate or wind-up Marine; or

         - redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of preferred stock or common stock; provided, however, that this restriction will not apply to the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for Marine or any subsidiary pursuant to agreements under which Marine has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

         Upon the occurrence of the Mandatory Conversion, or any other redemption or extinguishment of the Series A Convertible Preferred Stock, the shares converted, redeemed or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of Marine's Articles of Incorporation.

         Marine's Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada, is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 3.03   MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         Reference is made to the disclosure set forth under Items 2.01 and 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         As a result of the Closing and the issuance of the Preferred Shares, the Antik Members own 95.8% of the total combined voting power of all classes of Marine stock entitled to vote.

         Upon Mandatory Conversion of the Preferred Shares, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Antik Members will, in the aggregate, receive approximately 24,447,783 shares of Marine's common stock, representing 95.8% of the outstanding shares of Marine's common stock immediately following the Mandatory Conversion. The existing stockholders of Marine will, following the Mandatory Conversion and Reverse Split, own approximately 969,745 shares of Marine's common stock, representing 3.8% of the outstanding shares of common stock.

         Accordingly, if the Mandatory Conversion and the Reverse Split occurred as of the date of this report, Marine's currently issued and outstanding Series A Convertible Preferred Stock (currently 843,027 shares) and common stock (currently 28,122,570 shares) would be converted into 24,447,783 and 969,745 shares of common stock, respectively, and would represent 95.8 % and 3.8%, respectively, of Marine's total common stock issued and outstanding.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         Effective as of the Closing, Kevin R. Keating resigned as the prior sole officer of Marine, and the following officers were appointed by the newly constituted Board of Directors:

          NAME             AGE                      POSITION
----------------------     ---     ---------------------------------------------
  Paul Guez                60      Chairman, Chief Executive Officer, and
                                      President
  Elizabeth Guez           51      Chief Operating Officer
  Patrick Chow             51      Chief Financial Officer and Secretary


         Mr. Guez is the co-owner and Chief Executive Officer of Blue Concept, LLC and its several affiliates, which are engaged in the design, marketing, manufacturing and wholesale distribution of premium fashion collections for a growing stable of contemporary brands, including Yanuk, U, Taverniti So Jeans, Duarte Jeans, Elvis, Memphis Blues and Grail Jeans. For the nine year period prior to the formation of Blue Concept in 2002, Mr. Guez co-operated Azteca Production International, Inc., a Los Angeles based manufacturer of denim apparel. Mr. Guez started his career in the apparel industry in 1976, when he launched Sasson Jeans.

         Ms. Guez is the Chief Operating Officer for Blue Concept and several of its affiliates. From 1970 through 1978, Ms. Guez attended Monmouth (West Longbranch, NJ) and Fashion Institute of Technology of New York City. From 1974-1982, she held various buying and store line positions for the Bamberger/Macy organization. Ms. Guez subsequently held various sales and merchandising positions with Esprit de Corp, Chaus, and Jag of Beverly Hills.

         Mr. Chow was Chief Financial Officer and a director of Tarrant Apparel Group from January 2002 to August 2004 and stayed as a consultant until January, 2005. He joined Tarrant as Treasurer in November, 1998. From 1996 to 1998, he served as General Manager of Fortune Chart Consultants Limited in Hong Kong where he provided financial consulting services to corporate clients. Mr. Chow has a Bachelor of Arts degree from the University of Hong Kong and two diplomas in Banking and Financial Studies from the Chartered Institute of Bankers, United Kingdom.

         Mr. Weiner is the President of W-Net, Inc., an investment and consulting firm he founded in 1998. From December 2002 to April 2003 Mr. Weiner was Co-President for Trestle Holding Inc., a provider of digital imaging and telemedicine products. In 1993, Mr. Weiner joined K-tel, a music retailer, as Vice President of Corporate Development. After creating and successfully executing a business plan for K-tel, he advanced to the position of President in 1996, which he held until he left to form W-Net in 1998.

         Paul and Elizabeth Guez are husband and wife.

         None of the newly appointed executive officers have entered into an employment agreement with Marine or Antik.

         At the Closing, the following directors of Marine were appointed:

          NAME             AGE                      POSITION
----------------------     ---     ---------------------------------------------
Paul Guez                  60      Chairman, Chief Executive Officer, and
                                      President
David Weiner               48      Director designated by Mr. Guez
Kevin Keating              65      Director of Marine prior to the Closing, and
                                      designated following the Closing by KRM
                                      Fund

         Please see the biographies of Messrs. Guez and Weiner set forth above.

         Mr. Keating is an investment executive and for the past nine years has been the Branch Manager of the Vero Beach, Florida, office of Brookstreet Securities Corporation. Brookstreet is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Company in New York in 1965. From 1967 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. Since 1982, he has been associated with a variety of firms as a registered representative servicing the needs of individual investors. Mr. Keating is also the manager and sole member of Vero Management, LLC, which had a management agreement with Marine that was terminated effective as of the Closing.

         Additionally, effective as of the Closing, KRM Fund and each Antik Member have agreed to vote their shares of Marine's common stock to (i) elect Mr. Keating or such other person designated by KRM Fund from time to time (the "KRM Designate") to Marine's board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Paul Guez from time to time to fill any vacant position on the board of directors (other than KRM Designate), and (iii) approve the Reverse Split, an increase in Marine's authorized common stock from 45,000,000 to 75,000,000, a corporate name change, and a stock incentive plan.

         None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of Marine except as otherwise described in this report, and no such persons have been involved in any transaction with Marine or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), other than with respect to the transactions that have been described in this report or in any prior reports filed by Marine with the SEC. None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

         Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         Effective as of the Closing, pursuant to the provisions of the bylaws of Marine, applicable to all holders of capital stock, the Board of Directors of Marine, by resolution increased the number of directors on the Board of Directors of Marine from one to three.

SECTION 8

ITEM 8.01   OTHER EVENTS.

         Reference is made to the disclosure set forth under Items 2.01, 3.02, 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

BUSINESS OF MARINE

         Prior to the Closing, Marine was a public "shell" company with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

BUSINESS OF ANTIK

DESCRIPTION OF BUSINESS

ANTIK'S BUSINESS

         Effective as of the Closing, Antik Denim, LLC ("Antik") became the wholly-owned subsidiary of Marine. As a result of the Closing, the historical business operations of Antik will comprise Marine's principal business operations going forward.

         Antik was formed in September 2004 to design, develop, manufacture, market, distribute and sell high end fashion jeans, apparel and accessories with a western flair. Antik markets, distributes and sells "Antik Denim" brand products in the United States, and internationally in countries that include, but are not limited to, Canada, Mexico, the United Kingdom, Denmark, Sweden, Norway, Finland, Belgium, Italy, Austria, Germany, France, Spain, Japan, Brazil, Israel, Lebanon, UAE, South Africa and Korea.

         Antik markets and distributes its products by participating in industry trade shows, as well as through its show rooms in Los Angeles and New York. Currently, Antik has no exclusive or long term distribution agreements with any party covering any territory, and does not depend on any single distributor to distribute its products.

         Antik's products are sold in the United States to department stores such as Saks Fifth Avenue, Neiman Marcus, Nordstrom, Barney's, Bloomingdales, Bergdorf Goodman, Macy's East, Saks 5th Avenue, Planet Blue, Atrium, Fred Segal, Intermix, and Lulu's, as well as smaller boutiques throughout the country.

         While Antik does not depend on any individual department store to sell its products, at December 31, 2004, approximately 15% of its accounts receivable were due from two customers.

EMPLOYEES

         As of April 15, 2005, Antik had 78 employees, not including Marine's three new executive officers, Paul Guez, Marine's new Chairman, Chief Executive Officer and President, Elizabeth Guez, Marine's Chief Operating Officer, and Patrick Chow, Marine's Chief Financial Officer and Secretary. Of those employees, 6 are employed on a full time basis. The remaining 72 employees are part-time and season based employees. All of Antik's employees are allocated under a cost allocation letter agreement with Blue Concept, LLC, an entity co-owned by Paul and Elizabeth Guez. A description of that letter agreement is set forth below in the section entitled "Certain Relationships and Related Transactions." Mr. Guez leads Antik's product development, marketing and sales, and Ms. Guez oversees all product production, including Antik's contract manufacturing activities.

ANTIK'S PRODUCTS

         Antik's principal products are high end fashion jeans with a western flair that Antik designs, manufactures, markets, distributes and sells under the "Antik Denim" label.

         Antik currently sells men's and women's styles and is in the process of launching a children's line. Antik Denim brand jeans are made from high quality fabrics milled in the United States, Japan, Italy and Spain and are processed with cutting edge treatments and finishes. Its concepts, designs, embellishments, patent pending pockets, and great attention to detail and quality give it a competitive advantage in the high end fashion jean market. Antik's distinct vintage western flair sets it apart both in appearance and fit.

BUSINESS STRATEGY

         The Antik Denim brand already has broad consumer recognition in the vintage western flair market niche. Antik's strategy is to continuing building and expanding this recognition by target marketing its lines to high end buyers who shop in boutiques and department stores. Due to limited distribution and a significant level of "buzz" surrounding the Antik Denim line, Antik believes that the retail price for its jeans will continue to be in the $150 to $400 range. By using contract manufacturers both in the United States and abroad, Antik will strive to control its costs and improve its margins as sales grow. Antik intends to change its product offerings on a seasonal basis, as well as in relation to changing trends and tastes.

SUPPLY STRATEGY

         Antik purchases its fabric, thread and other raw materials from various industry suppliers within the United States and abroad. Antik does not currently have any long-term agreements in place for the supply of its fabric, thread or other raw materials. The fabric, thread and other raw materials used by Antik are available from a large number of suppliers worldwide. Although Antik does not depend on any one supplier, from September 13, 2004 (its inception) to December 31, 2004, two suppliers provided for greater than 10% of Antik's fabric, thread and other raw material purchases, comprising 51.3% and 34.1% of its total purchases, respectively.

MANUFACTURING

         Antik presently outsources all of its manufacturing to contract vendors using just in time ordering. It uses several contract vendors for its manufacturing needs with the bulk of purchases currently occurring from domestic factories. Antik is not reliant on any one manufacturer and manufacturing capacity is readily available to meet its current and planned needs. Antik maintains rigorous quality control systems for both raw and finished goods. To maintain low fixed expenses, Antik will continue to outsource the vast majority of its production. Antik will add additional contractors as required to meet its needs.

COMPETITION

         Competition in the high end fashion denim industry is very competitive and very fragmented. Antik's competitors are both large companies such as Levi Strauss, Calvin Klein, Joe's Jeans and True Religion Apparel, as well as smaller companies such as Seven For All Mankind and Citizens of Humanity.

         Antik's competitive edge lies in its ability to create innovative concepts and designs, as well as the high quality of its fabrics, treatments and embellishments. At a retail price point of $150 to $400, Antik believes that it offers a competitively valued product.

TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

         Antik is the holder of trademark applications for the "Antique Denim" and "Antik Denim" marks in the United States and various other foreign jurisdictions. Antik also owns several proprietary concepts and designs, including pending trademark and patent applications on its pocket designs. Antik will continue to expand the Antik Denim brand, and its proprietary trademarks and designs, worldwide.

GOVERNMENT REGULATION AND SUPERVISION

         Antik benefits from certain international treaties and regulations, such as the North American Free Trade Agreement (NAFTA), which allows for the duty and quota free entry into the United States of certain qualifying merchandise. International trade agreements and embargoes by entities such as the World Trade Organization also can affect its business, although their impact has historically been favorable as it relates to Antik.

         Antik has implemented various programs and procedures, including unannounced inspections, to ensure that all of the apparel manufacturers with whom it contracts fully comply with employment and safety laws and regulations governing their place of operation.

RESEARCH AND DEVELOPMENT

         Mr. Guez, along with a team of designers, is responsible for the design and development of Antik's product lines. There is no formal research and development plan at this time, however, since inception, Antik has apportioned significant resources on its research and development activities related to its designs.

PRINCIPAL EXECUTIVE OFFICES

         Antik's principal executive offices, and the principal executive offices of Marine following the Closing, are located at 5804 E. Slauson Ave., Commerce California 90040. Antik's telephone number, and the telephone number of Marine following the Closing, is (323) 725-5555.

DESCRIPTION OF PROPERTY

         Antik's offices and warehouse are located in Commerce, California. It is from this facility that Antik conducts all of its executive and administrative functions, and ships Antik Denim brand products to its customers. Antik also maintains showrooms in both Los Angeles and New York City. The cost of operations at the Commerce facility and the showrooms is shared by several companies and is allocated to Antik pursuant to the cost allocation letter agreement with Blue Concept, LLC. A description of that agreement is set forth below in the section entitled "Certain Relationships and

Related Transactions." Antik utilizes approximately 15,000 sq. ft of the Commerce, California facility and pays approximately $.18 per square foot under the cost allocation letter agreement. Antik believes that the facilities utilized by it are well maintained, in good operating condition and adequate to meet its current and foreseeable needs.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         Because Antik was formed on September 13, 2004, it has limited operating history. The following is a summary of Antik's operating results for the period from inception (September 13, 2004) through December 31, 2004.

SALES .....................................................         $   424,702
Less returns and allowances ...............................              59,412
                                                                    -----------

NET SALES .................................................             365,290
COST OF GOODS SOLD ........................................             157,545
                                                                    -----------

GROSS PROFIT ..............................................             207,745
                                                                    -----------

OPERATING EXPENSES ........................................             838,700
NON-CASH DEVELOPMENT COSTS ................................             500,000
                                                                    -----------

   TOTAL OPERATING EXPENSES ...............................           1,338,700
                                                                    -----------

LOSS FROM OPERATIONS BEFORE PROVISION FOR
   STATE INCOME TAXES .....................................          (1,130,955)

PROVISION FOR STATE INCOME TAXES ..........................                 800
                                                                    -----------

NET LOSS ..................................................         $(1,131,755)
                                                                    ===========


RESULTS OF OPERATIONS

         Antik incurred a net loss of $1,131,755 for the period from inception (September 13, 2004) through December 31, 2004. This loss represents a loss from operations of $1,130,955, before any provision for state income taxes. Antik's net loss occurred primarily as a result of operating expenses and costs related to the start up of operations, and non-cash development costs of $500,000 attributed to pending patent and trademark applications and proprietary designs and design concepts contributed by certain of Antik's former members.

         Antik had net sales of $365,290 for the period from inception (September 13, 2004) through December 31, 2004. Antik's management expects that sales will increase significantly in the year ended December 31, 2005, although the rate of this increase will depend on the success of Antik's products and their ability to achieve acceptance in the marketplace.

         Antik's gross profit for the period from inception (September 13, 2004) through December 31, 2004 was $207,745, and its gross margin was 56%. Antik's management anticipates that Antik will continue to experience similar levels of gross margin as management seeks out manufacturers, suppliers and other vendors with competitive pricing for quality products and services.

LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 2004, Antik had cash of $73,823 and $378,594 due from its factor, FTC Commercial Corp. Antik uses this factor for working capital and credit administration purposes. Under the factoring agreement, the factor purchases a substantial portion of the trade accounts receivable and assumes all credit risk with respect to such accounts.

         The factor agreement, which terminates on October 18, 2005, provides that Antik can borrow an amount up to 85% of the value of its approved factored customer invoices, less a reserve of 15% of unpaid accounts purchased and 100% of all such accounts which are disputed. As of December 31, 2004, the amount of the reserve held by the factor was $89,641. The factor commission is 0.08% of the customer invoice amount for terms up to 90 days, plus one quarter of one percent (.25%) for each additional thirty-day term.

         Receivables sold in excess of maximums established by the factor are subject to recourse against Antik in the event of nonpayment by the customer. At December 31, 2004, items subject to recourse approximated $157,000. Antik is contingently liable to the factor for merchandise disputes, customer claims and the like on receivables sold to the factor.

         To the extent that Antik draws funds prior to the deemed collection date of the accounts receivable sold to the factor, interest is charged at the rate of 1% over the factor's prime lending rate per annum. Factor advances are collateralized by the non-factored accounts receivable, inventories and personal guarantees executed by Blue Concept, LLC and Paul Guez. The guarantees provide that the factor may pursue claims against Blue Concept, LLC or Mr. Guez in the event that Antik defaults on its obligations to the factor.

         Net cash provided by financing activities was $539,073 for the period from inception (September 13, 2004) through December 31, 2004. These amounts consisted primarily from initial cash contributions of two of the Antik members, and loans from Paul Guez and companies co-owned by Paul Guez, in each case made with respect to inventory or for working capital purposes.

         Pursuant to the provisions of the Exchange Agreement, the former members of Antik agreed that, in the event that the stockholders' equity of Marine (on a consolidated basis following the Closing) as reported in Marine's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the "Consolidated Equity") is less than $5,000,000, the members would contribute, within fifteen (15) days following the filing of such periodic report, equity capital to Marine in an amount equal to the difference between $5,000,000 and the actual Consolidated Equity reported in such periodic report ("Required Contribution"). In the case of such Required Contribution, each of the Antik members agreed that no additional shares of capital stock of Marine would be issued in consideration of such Required Contribution, and therefore, the existing shareholders of Marine, including Antik's former members, would not be further diluted.

         The management of Antik expects that, with its factor arrangement used for working capital and credit administration purposes, additional cash contributions from the former members of Antik, as necessary, and additional debt or equity financing, Anik will have adequate working capital to continue to grow its operations and develop its products and business plan as anticipated. There is currently no definitive plan of debt or equity financing, however, Antik does anticipate it will require additional financing to continue to grow its operations and there can be no assurance that any such financing will be available, or if available, that it would be available on terms acceptable to the management of Antik.

CRITICAL ACCOUNTING POLICIES

         USE OF ESTIMATES. The discussion and analysis of Antik's financial condition and results of operations is based upon Antik's financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires Antik's management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements. On an on-going basis, Antik's management evaluates its estimates, including, but not limited to, those related to revenue recognition. Antik uses authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF MARINE'S COMMON STOCK. INVESTING IN MARINE'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, ANTIK'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF MARINE'S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE MARINE'S COMMON STOCK.

RISKS RELATED TO ANTIK'S BUSINESS

ANTIK HAS A LIMITED OPERATING HISTORY AND FOR THE PERIOD SINCE INCEPTION (SEPTEMBER 13, 2004) THROUGH DECEMBER 31, 2004, HAS EXPERIENCED OPERATING LOSSES MAKING IT DIFFICULT TO EVALUATE WHETHER IT WILL OPERATE PROFITABLY.

Antik was formed in September 2004 to design, develop, manufacture, market, distribute and sell high end fashion jeans, apparel and accessories with a western flair. As a result, it does not have a meaningful historical record of sales and revenues nor an established business track record. While the management of Antik believes that it has an opportunity to be successful in the high end fashion jean market, there can be no assurance that Antik will be successful in accomplishing its business initiatives, or that it will achieve any significant level of revenues, or ever recognize net income, from the sale of its products.

Unanticipated problems, expenses and delays are frequently encountered in increasing production and sales and developing new products, especially in the current stage of Antik's business. Antik's ability to continue to successfully develop, produce and sell its products and to generate significant operating revenues will depend on its ability to, among other matters:

         - successfully market, distribute and sell its products or enter into agreements with third parties to perform these functions on its behalf; and
         -        obtain the financing required to implement its business plan.

Given Antik's limited operating history, lack of long-term sales history and other sources of revenue, there can be no assurance that it will be able to achieve any of its goals and develop a sufficiently large customer base to be profitable.

ANTIK MAY REQUIRE ADDITIONAL CAPITAL IN THE FUTURE.

Antik may not be able to fund its future growth or react to competitive pressures if it lacks sufficient funds. Currently, management believes Antik has sufficient cash on hand and cash available through its factor to fund existing operations for the foreseeable future. However, in the future, Antik may need to raise additional funds through equity or debt financings or collaborative relationships, including in the event that it loses its relationship with its factor. This additional funding may not be available or, if available, it may not be available on economically reasonable terms. In addition, any additional funding may result in significant dilution to existing shareholders. If adequate funds are not available, Antik may be required to curtail its operations or obtain funds through collaborative partners that may require it to release material rights to its products.

FAILURE TO MANAGE ANTIK'S GROWTH AND EXPANSION COULD IMPAIR ITS BUSINESS.

Management believes that Antik is poised for significant growth in 2005. No assurance can be given that it will be successful in maintaining or increasing its sales in the future. Any future growth in sales will require additional working capital and may place a significant strain on Antik's management, management information systems, inventory management, sourcing capability, distribution facilities and receivables management. Any disruption in Antik's order processing, sourcing or distribution systems could cause orders to be shipped late, and under industry practices, retailers generally can cancel orders or refuse to accept goods due to late shipment. Such cancellations and returns would result in a reduction in revenue, increased administrative and shipping costs and a further burden on Antik's distribution facilities.

ANTIK'S OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

Management expects that Antik will experience substantial variations in its net sales and operating results from quarter to quarter. Antik believes that the factors which influence this variability of quarterly results include:

         -        the timing of its introduction of new product lines;
         -        the level of consumer acceptance of each new product line;

         - general economic and industry conditions that affect consumer spending and retailer purchasing;
         -        the availability of manufacturing capacity;
         -        the seasonality of the markets in which it participates;
         -        the timing of trade shows;
         -        the product mix of customer orders;
         - the timing of the placement or cancellation of customer orders;
         -        the weather;
         -        transportation delays;
         -        quotas and other regulatory matters;
         -        the occurrence of charge backs in excess of reserves; and
         - the timing of expenditures in anticipation of increased sales and actions of competitors.

As a result of fluctuations in Antik's revenue and operating expenses that may occur, management believes that period-to-period comparisons of Antik's results of operations are not a good indication of its future performance. It is possible that in some future quarter or quarters, Antik's operating results will be below the expectations of securities analysts or investors. In that case, Marine's stock price could fluctuate significantly or decline.

THE FINANCIAL CONDITION OF ANTIK'S CUSTOMERS COULD AFFECT ITS RESULTS OF OPERATIONS.

Certain retailers, including some of Antik's customers, have experienced in the past, and may experience in the future, financial difficulties, which increase the risk of extending credit to such retailers and the risk that financial failure will eliminate a customer entirely. These retailers have attempted to improve their own operating efficiencies by concentrating their purchasing power among a narrowing group of vendors. There can be no assurance that Antik will remain a preferred vendor for its existing customers. A decrease in business from or loss of a major customer could have a material adverse effect on Antik's results of operations. There can be no assurance that Antik's factor will approve the extension of credit to certain retail customers in the future. If a customer's credit is not approved by the factor, Antik could assume the collection risk on sales to the customer itself, require that the customer provide a letter of credit, or choose not to make sales to the customer.

ANTIK'S BUSINESS IS SUBJECT TO RISKS ASSOCIATED WITH IMPORTING PRODUCTS.

A portion of Antik's import operations are subject to tariffs imposed on imported products and quotas imposed by trade agreements. In addition, the countries in which its products are imported may from time to time impose additional new duties, tariffs or other restrictions on its imports or adversely modify existing restrictions. Adverse changes in these import costs and restrictions, or Antik's suppliers' failure to comply with customs or similar laws, could harm its business. Antik cannot assure that future trade agreements will not provide its competitors with an advantage over it, or increase its costs, either of which could have an adverse effect on Antik's business and financial condition.

Antik's operations are also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World

Trade Organization. Generally, these trade agreements benefit Antik's business by reducing or eliminating the duties assessed on products or other materials manufactured in a particular country. However, trade agreements can also impose requirements that adversely affect Antik's business, such as limiting the countries from which Antik can purchase raw materials and setting duties or restrictions on products that may be imported into the United States from a particular country.

Antik's ability to import raw materials in a timely and cost-effective manner may also be affected by problems at ports or issues that otherwise affect transportation and warehousing providers, such as labor disputes. These problems could require Antik to locate alternative ports or warehousing providers to avoid disruption to its customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on Antik's business and financial condition.

ANTIK'S DEPENDENCE ON INDEPENDENT MANUFACTURERS AND SUPPLIERS OF RAW MATERIALS REDUCES ITS ABILITY TO CONTROL THE MANUFACTURING PROCESS, WHICH COULD HARM ITS SALES, REPUTATION AND OVERALL PROFITABILITY.

Antik depends on independent contract manufacturers and suppliers of raw materials to secure a sufficient supply of raw materials and maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortage, continuing cost pressure and increased demands for product innovation and speed-to-market. This dependence could subject Antik to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to Antik in a timely manner or to meet the required quality standards could cause it to miss the delivery date requirements of its customers. The failure to make timely deliveries may cause Antik's customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm its sales, reputation and overall profitability.

Antik does not have long-term contracts with any of its independent contractors and any of these contractors may unilaterally terminate their relationship with it at any time. While management believes that there exists an adequate supply of contractors to provide products and services to Antik, to the extent Antik is not able to secure or maintain relationships with independent contractors that are able to fulfill its requirements, its business would be harmed.

Antik has initiated standards for its suppliers, and monitors its independent contractors' compliance with applicable labor laws, but it does not control its contractors or their labor practices. The violation of federal, state or foreign labor laws by one of Antik's contractors could result in Antik being subject to fines and its goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. To date, Antik has not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on its business, and it is not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future it will not be subject to sanctions as a result of violations of applicable labor laws by its contractors, or that such sanctions will not have a material adverse effect on its business and results of operations.

ANTIK MAY NOT BE ABLE TO ADEQUATELY PROTECT ITS INTELLECTUAL PROPERTY RIGHTS.

The loss of or inability to enforce its trademark "Antik Denim" and its other proprietary designs, patents, know-how and trade secrets could adversely affect Antik's business. If any third party copies or otherwise gains access to its trademarks or other proprietary rights, or develops similar products independently, it may be costly to enforce Antik's rights and it would not be able to compete as effectively. Additionally, the laws of foreign countries may provide inadequate protection of intellectual property rights, making it difficult to enforce such rights in those countries.

Antik may need to bring legal claims to enforce or protect its intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights Antik has secured in its intellectual property, third parties may bring claims against Antik alleging that it has infringed on their intellectual property rights or that its intellectual property rights are not valid. Any claims against Antik, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on Antik's business.

THE LOSS OF PAUL GUEZ OR OTHER SIGNIFICANT MANAGEMENT PERSONNEL WOULD HAVE AN ADVERSE EFFECT ON ANTIK'S FUTURE DEVELOPMENT AND COULD SIGNIFICANTLY IMPAIR ITS ABILITY TO ACHIEVE ITS BUSINESS OBJECTIVES.

Antik's success is largely dependent upon the expertise and knowledge of Marine's new Chairman, Chief Executive Officer and President, Paul Guez, and other significant management personnel, and its ability to continue to hire and retain other key personnel. The loss of Mr. Guez, or any of Antik's other key management personnel, could have a material adverse effect on its business, development, financial condition, and operating results. Antik does not maintain "key person" life insurance on any of its management, including Mr. Guez.

RISKS RELATED TO ANTIK'S INDUSTRY

ANTIK'S SALES ARE HEAVILY INFLUENCED BY GENERAL ECONOMIC CYCLES.

Apparel is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with cycles in the disposable income of Antik's consumers. Antik's customers anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. As a result, any substantial deterioration in general economic conditions, increases in interest rates, acts of war, terrorist or political events that diminish consumer spending and confidence in any of the regions in which Antik competes, could reduce its sales and adversely affect its business and financial condition.

ANTIK'S  BUSINESS  IS  HIGHLY  COMPETITIVE  AND  DEPENDS  ON  CONSUMER  SPENDING
PATTERNS.

The apparel industry is highly competitive. Antik faces a variety of competitive challenges including:

         - anticipating and quickly responding to changing consumer demands;
         - developing innovative, high-quality products in sizes and styles that appeal to consumers;
         - competitively pricing its products and achieving customer perception of value; and
         -        the need to provide strong and effective marketing support.

ANTIK MUST SUCCESSFULLY GAUGE FASHION TRENDS AND CHANGING CONSUMER PREFERENCES TO SUCCEED.

Antik's success is largely dependent upon its ability to gauge the fashion tastes of its customers and to provide merchandise that satisfies retail and customer demand in a timely manner. The apparel business fluctuates according to changes in consumer preferences dictated in part by fashion and season. To the extent Antik misjudges the market for its merchandise, its sales may be adversely affected. Antik's ability to anticipate and effectively respond to changing fashion trends depends in part on its ability to attract and retain key personnel in its design, merchandising and marketing staff. Competition for these personnel is intense, and Antik cannot be sure that it will be able to attract and retain a sufficient number of qualified personnel in future periods.

ANTIK'S BUSINESS MAY BE SUBJECT TO SEASONAL TRENDS.

In the experience of Antik's management, operating results in the high end fashion denim industry have been subject to seasonal trends when measured on a quarterly basis. This trend is dependent on numerous factors, including:

         -        the markets in which Antik operates;
         -        holiday seasons;
         -        consumer demand;
         -        climate;
         -        economic conditions; and
         -        numerous other factors beyond Antik's control.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning all compensation paid for services to Antik by its executive officers in all capacities for the period from its inception (September 13, 2004) through December 31, 2004. No other executive officer received total annual salary and bonus in excess of $100,000 during these periods.

                                                                               Long Term Compensation
                                                                       ----------------------------------
                                         Annual Compensation                    Awards            Payouts
                               -------------------------------------   ------------------------   -------
                                                                                     Securities
                                                           Other       Restricted    Underlying
      Name and                                             Annual        Stock       Options/      LTIP      All Other
      Principal                                         Compensation    Award(s)      SARs (#)    Payouts   Compensation
      Position          Year   Salary ($)   Bonus ($)       ($)            ($)          (2)         ($)          ($)
--------------------   -----   ----------   ---------   ------------   ----------    ----------   -------   ------------

Paul Guez               2004      N/A          N/A          N/A            N/A          N/A         N/A         N/A
(Chief Executive
Officer and Manager)

         Under the terms of Antik's Operating Agreement dated to be effective September 13, 2004 (the "Operating Agreement"), by and among the Antik Members, including Mr. Guez, certain of the Antik Members (not including Mr. Guez) were entitled to receive, and were receiving since September 13, 2004, distributions under the Operating Agreement. Since inception through December 31, 2004, such distributions totaled $79,190. At the Closing, the terms and conditions of the Operating Agreement terminated and those Antik Members previously receiving distributions are no longer entitled to such distributions. At the Closing, Marine became the sole member of Antik and intends to establish such terms and conditions with respect to the operation and governance of Antik as it deems appropriate.

OPTION GRANTS

         Antik is a limited liability company formed under the laws of the State of California. During the period from its inception (September 13, 2004) through December 31, 2004, it did not maintain any membership interest option or profits interest plan. Accordingly, Antik did not grant options to purchase membership or profits interests during the period from its inception (September 13, 2004) through December 31, 2004.

EMPLOYMENT CONTRACTS

         Antik does not have employment agreements with any of its executive officers or key employees. Marine does not have employment agreements with any of its newly appointed executive officers.

         Antik executed a letter agreement dated March 21, 2005 with Messrs. Philippe Naouri and Alex Caugant, two of its key designers and former members, pursuant to which Antik agreed that, to the extent Antik closed its exchange transaction with Marine, Antik would, or would use its best efforts to cause Marine to, enter into employment agreements with each of Messrs. Naouri and Caugant whereby such individuals would (i) perform fashion design services for Antik or Marine, (ii) be entitled to receive annual salaries of $240,000, plus bonuses based on net sales arising from the "Antik Denim" brand apparel, and
(iii) be entitled to receive such other benefits as Antik or Marine may elect to offer to its other employees from time to time. Antik anticipates executing such agreements no later than June 1, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS.

         The following table sets forth certain information regarding Marine's common stock beneficially owned on April 29, 2005, prior to giving effect to the Closing, for (i) each stockholder known to be the beneficial owner of 5% or more of Marine's outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. At April 29, 2005, immediately prior to the Closing, Marine had 28,122,570 shares of common stock outstanding.

                                            NUMBER OF SHARES       PERCENT OF
                  NAME                     BENEFICIALLY OWNED        SHARES
---------------------------------------    -------------------     ----------

Kevin R. Keating                              1,000,000 (1)            3.6%
936A Beachland Boulevard, Suite 13
Vero Beach, Florida 32963

Keating Reverse Merger Fund, LLC             20,306,500 (2)           72.2%
5251 DTC Parkway, Suite 1090
Greenwood Village, Colorado 80111

All Executive Officers and Directors as       1,000,000                3.6%
a group (1 person)
----------
(1) On February 17, 2005, Marine issued 1,000,000 shares of its common stock to Kevin R. Keating, its then existing sole officer and director, for services rendered to Marine with a fair value of $10,000. Kevin R. Keating is not affiliated with and has no equity interest in Keating Reverse Merger Fund, LLC and disclaims any beneficial interest in the shares of Marine's common stock owned by Keating Reverse Merger Fund, LLC.

(2) On February 9, 2005, Jeff Jordan sold 15,306,500 shares of Marine's common stock owned by him to Keating Reverse Merger Fund, LLC for a purchase price of $440,000. On February 17, 2005, Marine issued 5,000,000 shares of its common stock to Keating Reverse Merger Fund, LLC for an aggregate purchase price of $50,000. Keating Reverse Merger Fund, LLC is not owned by or affiliated with Kevin R. Keating and disclaims any beneficial interest in the shares of Marine's common stock owned by Kevin R. Keating.

         The following table sets forth certain information regarding Marine's common stock beneficially owned on April 29, 2005, after giving effect to the Closing, for (i) each stockholder known to be the beneficial owner of 5% or more of Marine's outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on an approximated pre- and post- Reverse Split basis. Unless otherwise indicated, each person in the table has sole voting and investment power with respect to the shares shown. The table assumes a total of 740,067,719 and 25,519,607 shares of Marine's common stock outstanding as of April 29, 2005, on a pre- and post- Reverse Split basis, respectively, and on an as-converted basis.

                                           AMOUNT OF        AMOUNT OF
                                          BENEFICIAL        BENEFICIAL
                                           OWNERSHIP        OWNERSHIP     PERCENT OF
                                         (PRE-REVERSE    (POST-REVERSE    BENEFICIAL
      NAME OF BENEFICIAL OWNER               SPLIT)           SPLIT)       OWNERSHIP
------------------------------------     ------------    -------------    ----------
Paul Guez (1), (2) .................      534,574,596       18,433,647      72.23%

Meyer Abbou (1), (2) ...............       58,136,760        2,004,741       7.86%

Philippe Naouri (1), (2) ...........       58,136,760        2,004,741       7.86%

Alex Caugant (1), (2) ..............       58,136,760        2,004,741       7.86%

Elizabeth Guez (1), (3) ............      534,574,596       18,433,647      72.23%

David Weiner (1) ...................                0                0        0.0%

Kevin R. Keating ...................        1,000,000           34,483       0.14%
936A Beachland Boulevard, Suite 13
Vero Beach, Florida 32963

Keating Reverse Merger Fund, LLC (2)       20,306,500          700,225       2.74%
5251 DTC Parkway, Suite 1090
Greenwood Village, Colorado 80111

All Executive Officers and Directors
   as a group ......................      535,574,596       18,468,130      72.37%
----------

(1) Address is c/o Antik Denim, LLC, 5804 E. Slauson Avenue Commerce, California 90040. The beneficial ownership of Marine's common stock is based on the holder's respective ownership of Marine's Series A Convertible Preferred Stock, on an as-converted basis prior to the proposed Reverse Split. Each share of Series A Convertible Preferred Stock is convertible into 841 shares of Marine's common stock on a pre-Reverse Split basis. The shares of Series A Convertible Preferred Stock will immediately and automatically be converted into shares of Marine's common stock upon the approval by a majority of Marine's stockholders (voting together on an as-converted-to-common-stock basis), following the Closing, of an increase in the number of authorized shares of Marine's common stock from 45,000,000 to 75,000,000, and a 1 for 29 reverse stock split of Marine's outstanding common stock.

(2) Effective as of the Closing, KRM Fund and each Antik Member have agreed to vote their shares of Marine's common stock (voting together on an as-converted-to-common-stock basis) to (i) elect Mr. Keating or such other person designated by KRM Fund from time to time (the "KRM Designate") to Marine's board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Paul Guez from time to time to fill any vacant position on the board of directors (other than the KRM Designate), and (iii) approve the Reverse Split, an increase in Marine's authorized common stock from 45,000,000 to 75,000,000, a corporate name change, and a stock incentive plan.

(3)      Includes all shares beneficially owned by her spouse, Paul Guez.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than the employment arrangements described above in "Executive Compensation" and the transactions described below, since September 13, 2004
(inception), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Antik was or will be a party:

         -        in which the amount involved exceeds $60,000; and

         - in which any director, executive officer, shareholder who beneficially owns 5% or more of Marine's common stock or any member of their immediate family had or will have a direct or indirect material interest.


TRANSACTIONS WITH OFFICERS, DIRECTORS AND 5% HOLDERS

         On February 28, 2005, in accordance with the provisions of the Operating Agreement described below, Paul Guez contributed piece goods inventory with a fair market value at cost of $1,200,000 to Antik.

         Antik is a party to an allocation letter agreement dated January 2, 2005 with Blue Concept, LLC, an entity co-owned by Paul and Elizabeth Guez, pursuant to which, for the year ended December 31, 2005, the parties agreed to allocate, and Antik is ultimately liable for, operating expenses of Blue Concept, LLC allocable to Antik. The allocations are to be on terms no less favorable than those that could be reasonably obtained in arms' length transactions with independent third parties and will be subject to final approval by Antik's, or its successor's, audit committee, as applicable. The allocation agreement applies to, among other matters, employees of Blue Concept, LLC providing services to or on behalf of Antik, and covers salaries, payroll taxes, and various employment benefits and benefit plans, including medical, dental and 401(k) plans for such employees. The allocation agreement also applies to other expenses consisting of utilities, common area services, rent, insurance and other office services.

         Antik is a party to a similar allocation letter agreement dated December 31, 2004 with Blue Concept, LLC, for the period from inception through December 31, 2004. Pursuant to this letter agreement, Antik was allocated approximately $104,049 per month of operating expenses allocable to its operations, or a total of $390,185 for the entire period. Antik has confirmed that such allocations were made on terms no less favorable than those that could be reasonably obtained in arms' length transactions with independent third parties.

         During the period from inception through December 31, 2004, Paul Guez and several companies co-owned by Paul Guez, provided advance loans to Antik in the form of inventory with a fair market value at cost, or cash for working capital purposes, in an amount equal to $246,857. The advances are unsecured and non-interest bearing, with no formal terms of repayment.

         Advances made by Antik's factor are collateralized by non-factored accounts receivable, inventories, general intangibles and personal guarantees executed by Blue Concept, LLC and Paul Guez. The guarantees provide that the factor may pursue claims against Blue Concept, LLC or Mr. Guez in the event that Antik defaults on its obligations to the factor.

         Under the terms of Antik's Operating Agreement dated to be effective September 13, 2004 (the "Operating Agreement"), by and among the Antik Members, including Mr. Guez, certain of the Antik Members (not including Mr. Guez) were entitled to receive, and were receiving since September 13, 2004, distributions under the Operating Agreement. Since inception through December 31, 2004, such distributions totaled $79,190. Pursuant to the provisions of the Operating

Agreement, the Antik Members contributed cash or property (or agreed to contribute cash or property), including patent and trademark applications and proprietary designs and design concepts, in exchange for their respective membership interests. At the Closing, the terms and conditions of the Operating Agreement terminated and those Antik Members previously receiving advances against distributions are no longer entitled to such advances. At the Closing, Marine became the sole member of Antik and intends to establish such terms and conditions with respect to the operation and governance of Antik as it deems appropriate.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

            Weinberg & Co. ("Weinberg"), our independent public accountants, billed Antik aggregate audit fees of approximately $30,000 for professional services rendered for the audit of its annual financial statements for the period since inception through December 31, 2004 (the "Inception Period").

         Paul Guez, Antik's manager, was directly responsible for interviewing and retaining its independent accountant, considering the accounting firm's independence and effectiveness, and pre-approving the engagement fees and other compensation to be paid to, and the services to be conducted by, the independent accountant. Mr. Guez did not delegate these responsibilities. During the Inception Period, Mr. Guez pre-approved 100% of the services described above.

LEGAL PROCEEDINGS

         Antik is not involved in any lawsuit outside the ordinary course of business the disposition of which would have a material effect upon either its results of operations, financial position, or cash flows.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Audited  Financial  Statements  of  Antik  Denim,  LLC  as  of
                  December  31,  2004,   and  for  the  period  from   inception
                  (September 13, 2004) through December 31, 2004.

                  The Financial Statements of Antik Denim, LLC as of March 31, 2005, and for the quarter ended March 31, 2005, will be included in an amendment to this Current Report on Form 8-K which Marine anticipates filing within the time period provided by this form.

                                ANTIK DENIM, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)

                              FINANCIAL STATEMENTS

               FOR THE PERIOD FROM SEPTEMBER 13, 2004 (INCEPTION)
                              TO DECEMBER 31, 2004

                                ANTIK DENIM, LLC

                                DECEMBER 31, 2004




TABLE OF CONTENTS



                                                                        PAGE NO.
                                                                        --------

Report of Independent Registered Public Accounting Firm...................     1

FINANCIAL STATEMENTS:

   Balance Sheet as of December 31, 2004..................................     2

   Statement of Operations and Members' Equity as of
      December 31, 2004...................................................     3

   Statement of Cash Flows for the period from September 13, 2004
      (Inception) to  December 31, 2004...................................     4

   Notes to Financial Statements as of December 31, 2004..................  5-10

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors:
Antik Denim, L.L.C.

      We have audited the accompanying balance sheet of Antik Denim, L.L.C. as of December 31, 2004 and the related statements of operations and members' equity and cash flows for the period September 13, 2004 (Inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Antik Denim, L.L.C. as of December 31, 2004 and the results of its operations and its cash flows for the period September 13, 2004 (Inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
April 25, 2005

                                ANTIK DENIM, LLC

                                  BALANCE SHEET

                                DECEMBER 31, 2004



                          ASSETS

CURRENT ASSET:
   Cash .....................................................         $   73,823
   Due from factor ..........................................            378,594
   Accounts receivable ......................................            125,673
   Inventories ..............................................            812,188
   Due from affiliate .......................................              1,583
   Prepaid expenses and other current assets ................             14,624
                                                                      ----------

          Total current assets ..............................          1,406,485
                                                                      ----------
PROPERTY AND EQUIPMENT - at cost, less
   Accumulated depreciation and amortization ................             10,483
                                                                      ----------

                                                                      $1,416,968
                                                                      ==========


              LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable .........................................         $  995,220
   Due to affiliates ........................................            210,657
   Due to customers .........................................             90,000
   Due to member ............................................             36,200
   Accrued expenses and other current liabilities ...........             45,836
                                                                      ----------

                                                                       1,377,913
COMMITMENTS

MEMBERS' EQUITY .............................................             39,055
                                                                      ----------

                                                                      $1,416,968
                                                                      ==========


               See footnotes to accompanying financial statements.

                                ANTIK DENIM, LLC

                   STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
               FOR THE PERIOD FROM SEPTEMBER 13, 2004 (INCEPTION)
                              TO DECEMBER 31, 2004




SALES ...................................................           $   424,702
Less returns and allowances .............................                59,412
                                                                    -----------

NET SALES ...............................................               365,290
COST OF GOODS SOLD ......................................               157,545
                                                                    -----------

GROSS PROFIT ............................................               207,745
                                                                    -----------

OPERATING EXPENSES ......................................               838,700
NON-CASH DEVELOPMENT COSTS ..............................               500,000
                                                                    -----------

   TOTAL OPERATING EXPENSES .............................             1,338,700
                                                                    -----------

LOSS FROM OPERATIONS BEFORE PROVISION FOR
   STATE INCOME TAXES ...................................            (1,130,955)

PROVISION FOR STATE INCOME TAXES ........................                   800
                                                                    -----------

NET LOSS ................................................            (1,131,755)

MEMBERS' CONTRIBUTIONS ..................................             1,250,000

MEMBERS' WITHDRAWALS ....................................               (79,190)
                                                                    -----------

MEMBERS' EQUITY AT END OF PERIOD ........................           $    39,055
                                                                    ===========


                 See notes to accompanying financial statements.

                                ANTIK DENIM, LLC

                             STATEMENT OF CASH FLOWS

               FOR THE PERIOD FROM SEPTEMBER 13, 2004 (INCEPTION)
                              TO DECEMBER 31, 2004


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss .................................................         $(1,131,755)
 Adjustments to reconcile net loss to net
   cash used in operating activities:
     Non-cash development costs ...........................             500,000
     Depreciation .........................................                 389
     Changes in assets and liabilities:
        Accounts receivable ...............................            (125,673)
        Inventories .......................................            (812,188)
        Prepaid expenses and other current assets .........             (14,624)
        Accounts payable ..................................             995,220
        Due to customers ..................................              90,000
        Other current liabilities .........................              45,836
                                                                    -----------

       Net cash used in operating activities ..............            (452,795)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment ....................             (10,872)
 Loan to Affiliate ........................................              (1,583)
                                                                    -----------

       Net cash used by investing activities ..............             (12,455)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in due from factor ..............................            (378,594)
 Members' contributions ...................................             750,000
 Members' withdrawals .....................................             (79,190)
 Loans from Affiliates ....................................             210,657
 Loans from Member ........................................              36,200
                                                                    -----------

       Net cash provided by financing activities ..........             539,073
                                                                    -----------

NET INCREASE IN CASH AT END OF PERIOD .....................         $    73,823
                                                                    ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

 Cash paid for income taxes ...............................         $       800
                                                                    ===========


                 See notes to accompanying financial statements.

                                ANTIK DENIM, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

         (a)      ORGANIZATION:

                  ANTIK DENIM, LLC ("the Company" or "Antik") was organized as a California limited liability company under the laws of the State of California on September 13, 2004.

         (b)      NATURE OF OPERATIONS:

                  The Company operates exclusively in the wholesale apparel industry. Antik designs, develops, markets and distributes high fashion jeans and accessories with an Old West flair under the brand name "Antik Denim." Antik's products include jeans, jackets, belts, purses and t-shirts. Antik currently sells its products in the United States, Canada, Japan and the European Union directly to department stores and boutiques and through distribution arrangements in certain foreign jurisdictions. Antik is headquartered in Commerce, California, and maintains showrooms in New York and Los Angeles.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      USE OF ESTIMATES:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         (b)      INVENTORY VALUATION:

                  Inventories are stated at the lower of cost (first-in, first -out method) or market.

         (c)      REVENUE RECOGNITION:

                  Revenue is recognized when merchandise is shipped to a customer based upon agreed terms. Revenue is recorded net of estimated returns, charge backs and markdowns based upon management's estimates and historical experience. The Company often arranges for the purchase of fabric that is shipped and invoiced directly to the cutting factory. Generally, the factories pay for the fabric with offsets against the price of the finished goods.

                                ANTIK DENIM, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         (d)      ADVERTISING:

                  Advertising costs are expensed as of the first date the advertisements take place. Advertising expenses included in selling expenses approximated $3,500.

         (e)      PROPERTY AND EQUIPMENT:

                  Property and equipment is stated at cost. Depreciation is provided by the straight-line method at rates calculated to amortize cost over the estimated useful lives of the respective assets. Upon sale or retirement of such assets, the related cost and accumulated depreciation are eliminated from the accounts and gains or losses are reflected in operations. Repairs and maintenance expenditures not anticipated to extend asset lives are charged to operations as incurred.

         (f)      INCOME TAXES:

                  The taxes on the income of a Limited Liability Company are payable individually by each member. The amount that might be withdrawn by the partners in order to pay such taxes will be determined as necessary and distributed from members equity.. The Company is subject to California minimum tax of $800 and a fee based on total annual revenue.

         (g)      IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLES:

             Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         (h)      CONCENTRATION OF CREDIT RISK:

                  Financial instruments, which potentially expose us to concentration of credit risk, consist primarily of cash, trade accounts receivable, and amounts due from factor. Concentration of credit risk with respect to trade accounts receivable at December 31, 2004 is limited due to the number of customers comprising the Company's customer base and their dispersion throughout the United States. The Company extends unsecured credit to its customers in the normal course of business.

                  The Company's cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company may be exposed to risk for the amounts of funds held in one bank in excess of the insurance limit. In assessing the risk, the Company's policy is to maintain cash balances with high quality financial institutions.

                                ANTIK DENIM, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         (h)      CONCENTRATION OF CREDIT RISK (CONTINUED):

                  The Company's products are primarily sold to department stores and specialty retail stores. These customers can be significantly affected by changes in economic, competitive or other factors. The Company makes substantial sales to a relatively few, large customers. In order to minimize the risk of loss, the Company assigns a certain amount of domestic accounts receivable to a factor without recourse or require letters of credit from its customers prior to the shipment of goods. For non-factored receivables, account-monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required. At December 31, 2004, approximately 15% of accounts receivable were due from two customers, and 85% of sales for the period ended December 31, 2004 were for 34 customers. All sales were made to customers in North America.

         (i)      MERCHANDISE RISK:

                  The Company's success is largely dependent upon its ability to gauge the fashion tastes of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have a material adverse effect on the Company's business, operating results and financial condition.

         (j)      ACCOUNTS RECEIVABLE - ALLOWANCE FOR RETURNS, DISCOUNTS AND BAD
DEBTS:

                  The Company evaluates the collectibility of accounts receivable and charge backs (disputes from the customer) based upon a combination of factors. In circumstances where the Company is aware of a specific customer's inability to meet its financial obligations (such as in the case of bankruptcy filings or substantial downgrading by credit sources), a specific reserve for bad debts is taken against amounts due to reduce the net recognized receivable to the amount reasonably expected to be collected. For all other customers, the Company recognizes reserves for bad debts and uncollectible charge backs based on its historical collection experience. If collection experience deteriorates (for example, due to an unexpected material adverse change in a major customer's ability to meet its financial obligations to the Company, the estimates of the recoverability of amounts due could be reduced by a material amount.

         (k)      SHIPPING AND HANDLING COSTS:

                  Freight charges are included in selling and distribution expenses in the statement of operations and approximated $23,000 for the period ended December 31, 2004.

                                ANTIK DENIM, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE 3 - DUE FROM FACTOR

         The Company uses a factor for working capital and credit administration purposes. Under the factoring agreement, the factor purchases a substantial portion of the trade accounts receivable and assumes all credit risk with respect to such accounts.

         The factor agreement, which terminates on October 18, 2005, provides that the Company can borrow an amount up to 85% of the value of its approved factored customer invoices, less a reserve of 15% of unpaid accounts purchased and 100% of all such accounts which are disputed. As of December 31, 2004, the amount of the reserve held by the factor was $89,641. The factor commission is 0.08% of the customer invoice amount for terms up to 90 days, plus one quarter of one percent (.25%) for each additional thirty-day term.

         Receivables sold in excess of maximums established by the factor are subject to recourse in the event of nonpayment by the customer. At December 31, 2004, items subject to recourse approximated $157,000. The Company is contingently liable to the factor for merchandise disputes, customer claims and the like on receivables sold to the factor.

         To the extent that the Company draws funds prior to the deemed collection date of the accounts receivable sold to the factor, interest is charged at the rate of 1% over the factor's prime lending rate per annum. Factor advances and ledger debt are collateralized by the non-factored accounts receivable, inventories, general intangibles and the personal guarantees of a member and a company co-owned by a member.

NOTE 4 - INVENTORIES

         Inventories are summarized as follows:

         Piece goods ............................              $633,005
         Trim ...................................                66,393
         Finished goods .........................               112,790
                                                               --------

                                                               $812,188
                                                               ========

                                ANTIK DENIM, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment is summarized as follows:

         Furniture ...................................          $ 1,064
         Leasehold improvements ......................            7,000
         Computer equipment ..........................            2,808
                                                                -------

                                                                 10,872
         Less: Accumulated depreciation ..............              389
                                                                -------

                                                                $10,483
                                                                =======

NOTE 6 - RELATED PARTY TRANSACTIONS

         During the period from inception, September 13, 2004, to December 31, 2004, the Company reimbursed $390,185 for certain expenses (consisting of salaries, payroll taxes, utilities, common area services, rent, insurance and other office services) to Blue Concept, LLC, an entity that is co-owned by a member of the Company. These amounts were for the benefit of the Company and are included in operating expenses in the accompanying Statement of Operations. A 75.4% member and Blue Concept, LLC have personally guaranteed all advances and ledger debt due to the Company's factor.

NOTE 7 - DUE FROM/TO AFFILIATES

         The Affiliates are all Limited Liability Companies that are co-owned by a 75.4% member of the Company. The advances are unsecured and non-interest bearing, with no formal terms of repayment.

NOTE 8 - MAJOR SUPPLIERS

         During the period from inception, September 13, 2004, to December 31, 2004, two suppliers comprised greater than 10% of the Company's piece goods purchases. Purchases from these suppliers were 51.3% and 34.1%, respectively.

NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of Cash, Due from factor, Accounts receivable, Due from affiliates, accounts payable, Due to Affiliates, Due to customers, Accrued expenses and other current liabilities approximate fair value because of the short maturity of these items.

                                ANTIK DENIM, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

NOTE 10 - OFF-BALANCE SHEET RISK

         Financial instruments that potentially subject the Company to off-balance sheet risk consist of factored accounts receivable. As described in
Note 3, the Company sells the majority of its trade accounts receivable to a factor and is contingently liable to the factor for merchandise disputes and other customer claims. At December 31, 2004, total factor receivables approximated $515,000.

NOTE 11 - MEMBERS' EQUITY

         The Company is a limited liability company; therefore, no member, manager, agent or employee of the Company is personally liable for the debts, obligations, or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has signed a specific personal guarantee.

         The Company was formed on September 13, 2004 with 4 members, one of which has a 75.4% ownership interest, and the other 3 members each having a 8.2% ownership interest. Member contributions in cash were as follows: contributions of $500,000 by the 75.4 % member and contribution of $250,000 by an 8.2 % member. The other 8.2% members each contributed patent and trademark applications, design concepts and other items to form a complete line of high-end fashion apparel. For financial statement purposes, the Company valued each of the contributions at $250,000 ($500,000 in total), which was equal to the cash consideration paid by the other 8.2% member. The $500,000 has been reflected as non-cash development costs in the statement of operations for the period ending December 31, 2004.

         The members' equity account, as of December 31, 2004, was as follows:

         Contributions by a 75.4 % member- cash ..........      $   500,000
         Contributions by a 8.2 % member- cash ...........          250,000
         Contributions by two 8.2% members ($250,000 each)
            - non-cash development costs .................          500,000
                                                                -----------

                                       Total .............        1,250,000

              Less Net Loss ..............................       (1,131,755)

              Less Members' withdrawals ..................          (79,190)
                                                                -----------

              Balance at the end of the period ...........      $    39,055
                                                                ===========

             Net profits and losses are allocated to the capital account of each member at the end of each accounting period as follows:

                                ANTIK DENIM, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

NOTE 11 - MEMBERS' EQUITY (CONT'D)

         Net profits are first allocated to the 75.4% Member to the extent of the amount by which the cumulative Net Losses for the current and all prior fiscal years of the Company allocated to such Member exceeds the cumulative Net Profits for the current and all prior fiscal years of the Company allocated to such Member; thereafter, to all of the 8.2% Members in the same manner that allocations of profits are made to the 75.4% Member and finally to Members in proportion to their respective negative capital accounts, if any.

         Net losses are first allocated to the 75.4% Member to the extent of such Member's positive capital account balance, second to the 8.2% Members in proportion to, and to the extent of, their positive capital account balances and thereafter to Members in proportion to their respective percentage interests.

         In accordance with the operating agreement governing the rights of the members, the majority member is required to contribute an additional $3,200,000 of cash and/or property to the Company as one or more additional capital contributions, in each case as may be required in the sole discretion of the 75.4% Member.

NOTE 12 - SUBSEQUENT EVENTS

         On February 28, 2005, a member having 75.4% interest in the Company contributed piece goods inventory with a fair market value of $1,200,000 to the Company.

         Antik executed a letter agreement dated March 21, 2005 with Messrs. Philippe Naouri and Alex Caugant, two of its key designers and former members, pursuant to which Antik agreed that, to the extent Antik closed its exchange transaction with Marine (described below), Antik would, or would use its best efforts to cause Marine to, enter into employment agreements with each of Messrs. Naouri and Caugant whereby such individuals would (i) perform fashion design services for Antik or Marine, (ii) be entitled to receive annual salaries of $240,000, plus bonuses based on net sales arising from the "Antik Denim" brand apparel, and (iii) be entitled to receive such other benefits as Antik or Marine may elect to offer to its other employees from time to time. Antik anticipates executing such agreements no later than June 1, 2005.

         On March 24, 2005, the Company entered into a Letter of Intent with Marine Jet Technology Corp., a Nevada corporation ("Marine"). On April 14, 2005, the Company entered into an Exchange Agreement with Marine governing the principal terms set forth in the Letter of Intent. Under the transactions contemplated by the Exchange Agreement, Marine will, at the closing of the transactions contemplated by the Exchange Agreement, acquire all of the outstanding membership interests of the Company (the "Interests") from the Company's members, and the Company's members will contribute all of their Interests to Marine. In exchange, Marine will issue to the Company's members 843,027 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Marine ("Preferred Shares"), which will be convertible into 708,984,875 shares of Marine's common stock ("Conversion Shares"). As such, immediately following the closing and upon the conversion of the Preferred Shares, the Antik members will own 95.8% of the total issued and outstanding common stock on a fully-diluted basis. Following completion of the exchange transaction, the Company will become a wholly-owned subsidiary of Marine.

                                ANTIK DENIM, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

NOTE 12 - SUBSEQUENT EVENTS (CONT'D)

         Pursuant to the provisions of the Exchange Agreement, the members of Antik agreed that, in the event that the stockholders' equity of Marine (on a consolidated basis following the Closing) as reported in Marine's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the "Consolidated Equity") is less than $5,000,000, the members would contribute, within fifteen
(15) days following the filing of such periodic report, equity capital to Marine in an amount equal to the difference between $5,000,000 and the actual Consolidated Equity reported in such periodic report ("Required Contribution"). In the case of such Required Contribution, each of the Antik members agreed that no additional shares of capital stock of Marine would be issued in consideration of such Required Contribution, and therefore, the existing shareholders of Marine, including Antik's former members, would not be further diluted.

         The   acquisition   will  be   accounted   for  as  a  reverse   merger
(recapitalization) with Antik deemed to be the accounting acquirer, and Marine deemed to be the legal acquirer.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Unaudited  Pro  Forma  Financial   Statements  of  Marine  Jet
                  Technology Corp. and Antik Denim, LLC as of December 31, 2004, and for the period ended December 31, 2004.

                  The unaudited Pro Forma Financial Statements of Marine Jet Technology Corp. and Antik Denim, LLC as of March 31, 2005, and for the quarter ended March 31, 2005, will be included in an amendment to this Current Report on Form 8-K which Marine anticipates filing within the time period provided by this form.

                        Pro Forma Financial Statements of
                Marine Jet Technology Corp. and Antik Denim, LLC
                          as of December 31, 2004, and
                     for the period ended December 31, 2004.

The pro-forma unaudited financial statements reflect the Closing of the exchange transaction as of December 31, 2004, for Balance Sheet purposes, and for the period ending December 31, 2004 for Statements of Operations purposes, as if the Closing had occurred as of such date. The unaudited pro-forma financial data and the notes thereto should be read in conjunction with each of Marine and Antik's historical financial statements. The unaudited pro-forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro-forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

         [The remainder of this page has intentionally been left blank.]

                  MARINE JET TECHNOLOGY, CORP. AND SUBSIDIARY
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 2004


                                                                                                Pro Forma         Pro Forma
                                                            MARINE JET                         Adjustments       Consolidated
                                                            TECHNOLOGY          Antik          (See Notes)       (See Note A)
                                                               CORP.         Denim, LLC        (Unaudited)       (Unaudited)
                                                           -----------       -----------       -----------       -----------
                          ASSETS
                          ------

CURRENT ASSETS:
      Cash ..........................................      $       869       $    73,823       $    (869) D      $    73,823
      Accounts Receivable ...........................             --             125,673              --             125,673
      Due from Factor ...............................             --             378,594              --             378,594
      Inventories ...................................             --             812,188              --             812,188
      Prepaids expenses and other current assets ....             --              14,624              --              14,624
      Other .........................................             --               1,583              --               1,583

                                                           -----------       -----------       -----------       -----------
         Total current assets .......................              869         1,406,485              (869)        1,407,354
                                                           -----------       -----------       -----------       -----------

      PROPERTY & EQUIPMENT-AT COST, LESS ............             --              10,872              --              10,872
         ACCUMLATED DEPRECIATION ....................             --                (389)             --                (389)

ASSETS HELD- FOR-SALE ...............................           48,186              --             (48,186) D              0
                                                           -----------       -----------       -----------       -----------

Total assets ........................................      $    49,055       $ 1,416,968       $   (49,055)      $ 1,416,968
                                                           ===========       ===========       ===========       ===========

  LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY
  -------------------------------------------------

CURRENT LIABILITIES:
      Accounts Payable ..............................      $      --         $   995,220              --         $   995,220
      Customer Deposits .............................             --              90,000              --              90,000
      Due to Affiliate ..............................             --             210,657              --             210,657
      Due to Member .................................             --              36,200              --              36,200
      Accrued Expenses and other current liabilities            44,754            45,836           (44,754) D         45,836

                                                           -----------       -----------       -----------       -----------
         Total current liabilities ..................           44,754         1,377,913           (44,754)        1,377,913
                                                           -----------       -----------       -----------       -----------

STOCKHOLDERS' AND MEMBERS' EQUITY:

      Member's equity ...............................             --              39,055           (39,055) B           --

      Common stock, $0.001 par value
         Authorized 75,000,000 shares
         Issued and outstanding 25,519,607 shares ...           21,823              --               3,697  C         25,520
      Preferred stock, $0.001 par value
         Authorized 5,000,000 shares
         Issued and outstanding none ................             --                --
      Additional paid-in capital ....................          287,355              --              39,055  B        326,410
                                                                                                    (3,697) C
      Accumulated deficit during development stage ..         (304,877)             --              (4,301) D       (309,178)
                                                           -----------       -----------       -----------       -----------
         Total stockholders' and Members' equity ....            4,301            39,055            (4,301)           39,055
                                                           -----------       -----------       -----------       -----------

Total liabilities and stockholders' / Members' equity      $    49,055       $ 1,416,968       $   (49,055)      $ 1,416,968
                                                           ===========       ===========       ===========       ===========

NOTES:

(A) The Consolidated Balance Sheet includes the accounts of the Company and its wholly owned subsidiary, Antik Denim, LLC ("Antik"). This acquisition will be accounted for as a reverse merger (recapitalization) with Antik deemed to be the accounting acquirer, and Marine Jet deemed to be the legal acquirer.

(B) At the Closing, the Members' equity of Antik, $39,055, will be reclassified to additional paid-in capital.

(C) At the Closing, additional paid-in capital in the amount of $3,697 will be reclassified to common stock to reflect the additional shares that will be issued at a par value of $.001. Shares are shown assuming a post closing issuance of preferred shares, immediately followed by a mandatory conversion into common shares and a reverse split of Marine's outstanding common stock 1 for 29 shares.

(D) Accounts for the sale of the assets & liabilities of Marine for $2,500 before Closing the Antik exchange transaction.

                  MARINE JET TECHNOLOGY, CORP. AND SUBSIDIARY
                       PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                         Pro Forma          Pro Forma
                                                   MARINE JET                           Adjustments        Consolidated
                                                   TECHNOLOGY           Antik           (See Notes)        (See Note A)
                                                      CORP.           Denim, LLC        (unaudited)        (unaudited)
                                                  ------------       ------------       ------------       ------------
SALES ......................................      $       --         $    424,702                          $    424,702
     Less:  returns and allowances .........              --               59,412                                59,412
                                                  ------------       ------------                          ------------
NET SALES ..................................              --           365,290.00                            365,290.00

COST OF GOODS SOLD .........................              --           157,545.00                            157,545.00
                                                  ------------       ------------                          ------------
GROSS PROFIT ...............................              --           207,745.00                            207,745.00
                                                  ------------       ------------                          ------------
EXPENSES:
     Operating expenses ....................           147,198            838,311                               985,509
     Development Cost ......................              --              500,000                               500,000
     Depreciation expense ..................             6,098                389                                 6,487
     Amortization expense ..................             4,047               --                                   4,047
     Ajustment on disposal of held-for-sale
        assets .............................              --                 --                4,301              4,301
                                                  ------------       ------------       ------------       ------------
TOTAL EXPENSES .............................           157,343          1,338,700              4,301          1,500,344
                                                  ------------       ------------       ------------       ------------
OPERATING LOSS .............................          (157,343)        (1,130,955)            (4,301)        (1,292,599)
                                                  ------------       ------------       ------------       ------------
OTHER EXPENSE:
     Interest expense ......................            (2,051)              --                 --               (2,051)
                                                  ------------       ------------       ------------       ------------
LOSS BEFORE PROVISION FOR STATE INCOME TAXES          (159,394)        (1,130,955)            (4,301)        (1,294,650)
                                                  ------------       ------------       ------------       ------------
PROVISION FOR STATE INCOME TAXES ...........              --                  800               --                  800

NET LOSS ...................................      $   (159,394)      $ (1,131,755)            (4,301)      $ (1,295,450)
                                                  ============       ============       ============       ============

Weighted Average Shares Outstanding ........        21,277,871                                               25,519,607
Basic Income (Loss) per share ..............      $      (0.01)                                            $      (0.05)
Diluted Income (Loss) per share ............      $       --                                               $      (0.05)

(A) The consolidated Statement of Operations includes the accounts of the Company and its wholly owned subsidiary, Antik Denim, LLC. This acquisition will be accounted for as a reverse merger (recapitalization) with Antik deemed to be the accounting acquirer, and Marine deemed to be the legal acquirer.

         (c)      EXHIBITS.

                  4.1 Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Marine Jet Technology Corp.

                  10.1 Financial Advisory Agreement dated April 29, 2005, between Marine Jet Technology Corp. and Keating Securities, LLC.

                  99.1 Press Release announcing the Closing filed on April 29, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Jet Technology Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MARINE JET TECHNOLOGY CORP.


Date:  April 29, 2005               By:    /s/ Paul Guez
                                           ------------------------------------
                                           Paul Guez, Chairman, Chief Executive
                                           Officer and President

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                DESCRIPTION OF EXHIBIT
-------           --------------------------------------------------------------

4.1               Certificate   of   Designations,   Preferences,   Rights   and
                  Limitations of Series A Convertible Preferred Stock of Marine Jet Technology Corp.

10.1 Financial Advisory Agreement dated April 29, 2005, between Marine Jet Technology Corp. and Keating Securities, LLC.

99.1              Press Release announcing the Closing filed on April 29, 2005.